EXHIBIT 10.21


                           EMPLOYEE LEASING AGREEMENT


         THIS EMPLOYEE LEASING AGREEMENT is entered into as of December 22, 1998, between LTCAmerica Holding, Inc., a Minnesota corporation ("LTCA"), and Life USA Holding, Inc., a Minnesota corporation ("LUSA"),

                                    RECITALS

         WHEREAS, LUSA employs persons with knowledge and experience in the administration of insurance products, including without limitation underwriting, marketing, agent compensation, policy administration, claims processing, compliance, actuarial services and benefits and claims and information services; and

         WHEREAS, LTCA is a newly formed insurance holding company which desires to lease certain employees from LUSA to provide administrative services to LTCA and an insurance subsidiary to be acquired by LTCA and known as Capitol Bankers Life Insurance Company ("Insurance"),

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                LEASED EMPLOYEES

         SECTION 1.1. GENERAL PARAMETERS. It is the intention of the parties to this Agreement that LUSA shall make available for lease by LTCA those employees required by LTCA to provide certain services to market and administer the business of LTCA and Insurance, subject at all times to the business requirements of LUSA (the "Leased Employees"). Nothing herein shall require LTCA to accept any employee identified by LUSA, and LTCA shall at all times be free to hire its own employees or enter into separate arrangements with LUSA or third parties for the outsourcing of services.

         SECTION 1.2. SPECIFICATION OF LEASED EMPLOYEES. LTCA shall specify to LUSA the positions for which it requires Leased Employees, including the skill sets and experience for each position. Promptly following receipt of such information, LUSA shall prepare and submit to LTCA a list of employees of LUSA satisfying LTCA's requirements and information with respect to the skill set and experience of each such employee. If LUSA does not currently have employees with the appropriate skill sets and experience, it shall secure such employees as expeditiously as practicable.

         SECTION 1.3. SELECTION OF LEASED EMPLOYEES. Upon receipt of information identifying those persons available for lease by LTCA, LTCA shall determine the employees of LUSA that it wishes to lease under this Agreement, which determination shall be made by LTCA in its sole discretion.

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         SECTION 1.4. CONTROL AND DIRECTION OF LEASED EMPLOYEES. Nothing herein shall be construed as altering the employer/employee relationship of LUSA and the Leased Employees and the ultimate right of LUSA to control and direct the services provided by the Leased Employees pursuant to this Agreement, provided that LTCA shall be solely responsible for the means and details by which those services are provided, including without limitation the authority to set work rules and hours, establish job descriptions, allocate and reallocate job responsibilities, review performance and change job assignments. If at any time LTCA determines that it no longer needs the services of a particular Leased Employee, whether by reason of a change in LTCA's requirements, dissatisfaction of the services of a Leased Employee or any other reason, LTCA may notify LUSA that the particular Leased Employee is no longer subject to the provisions of this Agreement and is therefore solely the responsibility of LUSA.

         SECTION 1.5. COMPENSATION OF LEASED EMPLOYEES. LUSA shall be solely responsible for compensating all Leased Employees, including salary and benefits, required premiums for unemployment and workers' compensation insurance and employer FICA contributions, and shall be solely responsible for all lawful payroll deductions including federal and state income taxes and employee's FICA contributions. All Leased Employees shall be entitled to all incidents of employment by LUSA, including without limitation LUSA stock options, bonuses, personal days, health and medical benefits and 401(k) contributions. Salaries of Leased Employees shall be established by LUSA, subject to such modifications as are mutually acceptable to LUSA and LTCA.

         SECTION 1.6. PAYMENT FOR LEASED EMPLOYEES. LTCA shall provide LUSA with all information reasonably requested by it in order to provide compensation to Leased Employees, including identification of work and personal leave days. LTCA shall reimburse LUSA for all costs attributable to compensation and the administration of employees and employee records of the Leased Employees on or before the 15th and the last day of each calendar month based on a statement provided to LTCA by LUSA containing such information as is reasonably required by LTCA.

         SECTION 1.7. NONDISCRIMINATION. LTCA agrees that no Leased Employee will be denied work or subject to different treatment under this Agreement on the grounds of race, color, national origin or sex. LTCA further agrees that it will comply with the provisions of the Civil Rights Act of 1964 and other applicable local, state and federal employment laws and the regulations which implement such laws.

         SECTION 1.8. MUTUAL COOPERATION. Notwithstanding anything herein to the contrary, LTCA and LUSA will cooperate with each other in the defense of any claim brought by a Leased Employee against either party.


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


                                   ARTICLE II
                                    INSURANCE

         SECTION 2.1. GENERAL LIABILITY INSURANCE. During the term of this Agreement, the Leased Employees shall be covered by LTCA's general liability insurance with limits reasonably acceptable to LUSA. LUSA shall be named as an additional insured on such insurance. At the request of LUSA, LTCA shall provide LUSA with a certificate or other proof that such insurance is in effect. The requirements of this Section 2.1 may be satisfied by inclusion of LTCA under LUSA's insurance policies with the appropriate reimbursement by LTCA to LUSA.

         SECTION 2.2. PROFESSIONAL LIABILITY INSURANCE. During the term of this Agreement, LUSA shall carry and pay the premiums on professional liability insurance providing coverage and protection for LTCA and LUSA with respect to acts or omissions in connection with services performed by the Leased Employees. LUSA shall have control over the settlement of any claims or litigation brought against it or LTCA as a result of the acts or omissions of the Leased Employees while providing services to LTCA. Settlement of any such claim or litigation against LUSA or LTCA will not be made without the prior written consent of LTCA. LUSA agrees to indemnify and hold LTCA harmless from and against any liability, claim, loss, attorneys' fees, interest or other costs or expenses of whatever kind or nature incurred by LTCA as a result of either of the deductible under any policy of professional liability insurance or the coverage or limits of coverage under any such policy. At the request of LTCA, LUSA shall provide LTCA with a certificate or other proof that the insurance required by this Section
2.2 is in effect. The insurance required by this Section shall be deemed to be primary as against any insurance carried by LTCA, including self-insurance by LTCA. The requirements of this Section 2.2 with respect to professional liability insurance may be satisfied by inclusion of LTCA under LUSA's insurance policies with appropriate reimbursement by LTCA to LUSA.

                                   ARTICLE III
                                 INDEMNIFICATION

         SECTION 3.1. INDEMNIFICATION BY LUSA. LUSA agrees to indemnify and hold LTCA harmless from any and all liability, loss, expense (including reasonable attorneys' fees and costs), or other claims for injury or damages arising out of the performance of duties by the Leased Employees for LTCA, including without limitation, those related to legally required employment taxes, alleged violations of the Fair Labor Standards Act or alleged violations of any other law, regulation or ordinance applicable to the employment of employees, except for those claims which arise out of the gross negligence or intentional misconduct of LTCA, its officers, agents or employees.

         SECTION 3.2. INDEMNIFICATION BY LTCA. LTCA agrees to indemnify and hold LUSA harmless from any and all liability, loss, expense (including reasonable attorneys' fees and costs), or other claims for injury or damages arising out of the performance of this Agreement by LTCA, including without limitation those related to the supervision and work conditions of the


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


Leased Employees, except for those claims which arise out of the gross negligence or intentional misconduct of LUSA, its officers, agents or employees.

                                   ARTICLE IV
                        TERM AND TERMINATION OF AGREEMENT

         SECTION 3.1. TERM. This Agreement shall commence on the date hereof and shall continue for a term ending on December 31, 1999, unless terminated earlier pursuant to Section 3.2 hereof.

         SECTION 3.2. TERMINATION OF AGREEMENT. This Agreement is subject to termination upon the occurrence of any one of the following events:

         (a) At any time by the mutual written agreement of LTCA and LUSA, or

         (b) At the end of the initial term or any extension thereof if either party gives notice of termination not later than December 1 of any year.

         (c) By the nondefaulting party upon a material default by the other party of any condition of this Agreement and failure to cure such default within 5 days after written notice to the defaulting party specifying the default, provided that the nondefaulting party shall inform the defaulting party of such termination by written notice.

                                    ARTICLE 5
                            MISCELLANEOUS PROVISIONS

         SECTION 5.1. NONCREATION OF THIRD PARTY RIGHTS. Nothing in this Agreement confers upon or creates any rights or claims for any person or entity not a party to this Agreement, including, but not limited to, any Leased Employee, and this Agreement may not be the basis for any claim of any nature whatsoever by any such person or entity against LTCA and/or LUSA. Further, nothing in this Agreement is intended in any way to create any contractual or other rights for any Leased Employee against either LTCA or LUSA. This Agreement shall not constitute an express or implied contract, promise, commitment or guarantee of employment, for any period or duration, by either LTCA and/or LUSA with any Leased Employee.

         SECTION 5.2. RELATIONSHIP OF PARTIES. In making and performing this Agreement, the parties hereto act and shall act at all times as independent contractors, and nothing contained in this Agreement shall be construed or implied to create a partnership or joint venture between the parties. LUSA and LTCA each expressly reserve the right to enter into the same or similar arrangements with other individuals or organizations.

         SECTION 5.3. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns and may not be assigned to any other person without the prior written consent of the other party.


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


         SECTION 5.4. ENTIRE AGREEMENT. This Agreement represents the entire understanding between the parties and cannot be amended, altered, supplemented, modified or waived, in whole or in part, except by a writing duly signed by both parties.

         SECTION 5.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or received by confirmed facsimile or by registered or certified mail (postage prepaid, return receipt requested) addressed to the respective parties, as follows:

         If to LUSA:      Life USA Holding, Inc.
                          300 South Highway 169, Suite 95
                          Minneapolis, Minnesota 55426-1191
                          Attn: Margery Hughes, Chief Operating Officer

         If to LTCA:      LTCAmerica Holding, Inc.
                          300 South Highway 169, Suite 95
                          Minneapolis, Minnesota 55426-1191
                          Attn: Robin Aeshliman, Chief Operating Officer


         SECTION 5.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date set forth above.


                                         LIFE USA HOLDING, INC.



                                         By: /s/ Mark A. Zesbaugh
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title: CFO
                                                --------------------------------


                                         LTCAMERICA, INC.



                                         By: /s/ Bradley E. Barks
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title: CFO
                                                --------------------------------